Exhibit 99.1

Avanir Pharmaceuticals Reports Fiscal 2014 Third Quarter Financial and Business Update

ALISO VIEJO, Calif., August 5, 2014-Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today reported financial results for the three and nine months ended June 30, 2014.

Quarterly Financial Highlights

•	Total company net revenues of $28.6 million.

•	Net NUEDEXTA® sales of $26.5 million.

•	Cash, cash equivalents, and restricted investments of $87.6 million as of June 30, 2014.

“We had a great quarter across all aspects of our business. I am delighted with the positive outcome of our ANDA patent litigation, solid revenue growth of 45% year-over-year, and the positive interim data from our open label PRISM II study in PBA and COMPASS clinical trial in migraine,” said Keith A. Katkin, president and CEO of Avanir. “The future looks very promising as we are in the midst of expanding the sales force which should further accelerate revenue growth and we will announce data from our agitation and levodopa-induced dyskinesia trials later this year.”

Fiscal 2014 Third Quarter Results

•	Total net revenues for the third quarter fiscal 2014 were $28.6 million, compared with $19.8 million for the comparable quarter in fiscal 2013, representing 45 percent year-over-year growth. Total net revenues consist of NUEDEXTA revenue, Abreva® royalties and co-promotion revenues.

•	Total operating expenses were $40.5 million in the third quarter of fiscal 2014, compared with $30.2 million in the comparable period in fiscal 2013.

•	Cash used in operations was $16.1 million in the third quarter of fiscal 2014.

•	Net loss for the fiscal 2014 third quarter was $12.7 million, or $0.08 per share, compared with a net loss of $11.4 million, or $0.08 per share, for the same period in fiscal 2013.

Fiscal 2014 Nine-Month Results

•	Total net revenues for the first nine months of fiscal 2014 totaled $82.3 million, compared with $53.7 million for the first nine months of fiscal 2013.

•	Total operating expenses were $116.0 million in the first nine months of fiscal 2014, compared to $90.6 million in the comparable period for fiscal 2013.

•	Cash used in operations was $41.6 million in the first nine months of fiscal 2014.

•	Net loss for the first nine months of fiscal 2014 was $36.3 million, or $0.23 per share, compared with a net loss of $40.0 million, or $0.29 per share, for the comparable period in fiscal 2013.

Cash, Cash Equivalents & Marketable Securities

As of June 30, 2014 Avanir had cash, cash equivalents and investments in securities totaling $87.6 million, including cash and cash equivalents of $85.0 million.

Quarter and Recent Business Highlights

•	Prevailed in NUEDEXTA patent litigation resulting in maintaining exclusivity through July 2026.

•	Completed patient enrollment for the company’s phase II, placebo-controlled study testing AVP-923 for the treatment of agitation in Alzheimer’s disease patients. The company expects to have top-line results from this study in late September/early October.

•	Presented research findings from the company’s central nervous system therapeutic franchise at the American Academy of Neurology meeting, the Alzheimer’s Association International Conference, and the Joint Congress of European Neurology.

•	Announced positive data from the phase IIIb COMPASS trial: A head-to-head study comparing AVP-825 to oral sumatriptan for the acute treatment of migraine. The data show that migraine sufferers achieved greater rates of pain relief and pain freedom within 30 minutes with AVP-825 treatment compared with oral sumatriptan treatment.

•	Presented positive interim PRISM II data showing that NUEDEXTA provided meaningful reduction of pseudobulbar affect (PBA) episodes and is generally well tolerated in the Alzheimer’s disease/dementia population.

•	Announced FDA acceptance of the investigational new drug (IND) application for AVP-786 for the adjunctive treatment of major depressive disorder and that the company plans to initiate a 200 patient phase II clinical trial during the third calendar quarter of 2014.

•	Completed expansion of institutional sales force, doubling the total size to 160 representatives, enabling the organization to extend its reach and frequency. Additionally, the company initiated the expansion of its retail sales force to add 70 additional representatives to further accelerate growth of NUEDEXTA in the out-patient setting.

Note to Investors: As previously announced, Avanir will hold a conference call to discuss fiscal 2014 third quarter financial results today, August 5, 2014, beginning at 1:30 p.m. Pacific Time. You can listen to this call by dialing 1 (877) 474-9503 for domestic callers or +1 (857) 244-7556 for international callers, and entering passcode 33730262. Those interested in listening to the conference call live via the internet may do so by visiting http://ir.avanir.com.

About AVP-825

AVP-825 is an investigational drug-device combination product consisting of low-dose sumatriptan powder delivered intranasally utilizing a novel Breath Powered delivery technology. If approved, AVP-825 would be the first and only fast-acting, dry-powder intranasal form of sumatriptan for the treatment of migraine. AVP-825 is an investigational drug-device combination product not approved by the FDA. In the phase III clinical trial the most common AEs (incidence >5%) reported for AVP-825 were product taste (22%), nasal discomfort (13%), and rhinitis (6%); local AEs were almost exclusively mild to moderate in severity and transient. Sumatriptan is contraindicated for certain patients, including those with a history of coronary artery disease (CAD) or coronary vasospasm.

About AVP-786

AVP-786 is a novel investigational drug product consisting of a combination of deuterium modified dextromethorphan (an uncompetitive NMDA receptor antagonist, sigma-1 receptor agonist and inhibitor of the serotonin transporter (SERT) and norepinephrine (NET) transporter) and ultra-low dose quinidine (a CYP2D6 enzyme inhibitor). Incorporation of deuterium into specific positions of the dextromethorphan molecule strengthens the chemical bonds and reduces susceptibility to enzyme cleavage and first pass metabolism, but without altering its pharmacology. AVP-786 is an investigational drug not approved by the FDA.

About AVP-923

AVP-923 is a combination of two well-characterized compounds, the active CNS ingredient dextromethorphan hydrobromide (an uncompetitive NMDA receptor antagonist, sigma-1 receptor agonist and inhibitor of the serotonin transporter (SERT) and norepinephrine (NET) transporter) plus low-dose quinidine sulfate (a CYP2D6 enzyme inhibitor), which serves to increase the bioavailability of dextromethorphan. AVP-923 is being studied in several ongoing company sponsored Phase II clinical trials including agitation in Alzheimer’s disease, levodopa-induced dyskinesia in Parkinson’s disease, and multiple investigator initiated studies. AVP-923 is an investigational drug not approved by the FDA. AVP-923 at the 20/10 mg dose strength is approved by the FDA for the treatment of pseudobulbar affect (PBA) and marketed under the trade name NUEDEXTA (see description below). AVP-923 is an investigational drug not approved by the FDA for any uses other than PBA.

About NUEDEXTA

NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA Important Safety Information

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the underlying emotional state.

Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias.

NUEDEXTA and certain other medicines can interact, causing serious side effects. If you take certain drugs or have certain heart problems, NUEDEXTA may not be right for you.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk for QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation should be conducted at baseline and 3-4 hours after the first dose.

The most common adverse reactions are diarrhea, dizziness, cough, vomiting, asthenia, peripheral edema, urinary tract infection, influenza, increased gamma-glutamyltransferase, and flatulence. NUEDEXTA may cause dizziness.

These are not all the risks from use of NUEDEXTA. Please refer to full Prescribing Information at www.NUEDEXTA.com.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

Avanir® and NUEDEXTA® are registered trademarks owned by Avanir Pharmaceuticals, Inc. All other trademarks are the property of their respective owners.

©2014 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining additional indications, obtaining and maintaining regulatory approvals domestically and internationally, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2014	2013
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$84,972,477	$55,259,073
Restricted cash and cash equivalents	1,319,030	965,986
Trade receivables, net	21,363,961	12,525,992
Inventories, net	685,785	710,179
Prepaid expenses and other current assets	4,252,331	2,382,410

Total current assets	112,593,584	71,843,640
Restricted long-term investments	1,304,065	1,303,938
Property and equipment, net	3,184,206	1,592,791
Non-current inventories, net	692,918	784,186
Other assets	670,641	554,452

TOTAL ASSETS	$118,445,414	$76,079,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$25,391,001	$25,560,756
Current portion of note payable	11,455,155	7,942,945
Current portion of deferred royalty revenues	—	1,288,514

Total current liabilities	36,846,156	34,792,215
Accrued expenses and other liabilities, net of current portion	2,164,583	1,393,075
Note Payable	12,719,252	21,422,163

Total liabilities	51,729,991	57,607,453

Total stockholders’ equity	66,715,423	18,471,554

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$118,445,414	$76,079,007

AVANIR PHARMACEUTICALS, INC.

CONDENSED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Net product sales	$26,540,131	$19,044,288	74,218,317	50,458,609
Revenues from royalties	178,786	714,374	2,743,381	3,239,513
Revenue from co-promotion with Merck	1,801,925	—	5,252,267	—
Revenue from research grant services	110,000	—	110,000	15,000

Total revenues	28,630,842	19,758,662	82,323,965	53,713,122

OPERATING EXPENSES
Cost of product sales	1,491,319	1,077,736	4,153,731	2,849,291
Cost of research grant services	198,039	—	198,039	78,488
Research and development	12,300,483	6,053,684	31,718,059	21,576,073
Selling and marketing	19,023,444	16,005,750	55,403,092	45,589,577
General and administrative	7,509,872	7,031,615	24,515,143	20,548,702

Total operating expenses	40,523,157	30,168,785	115,988,064	90,642,131

Loss from operations	(11,892,315)	(10,410,123)	(33,664,099)	(36,929,009)

OTHER INCOME (EXPENSE)
Interest income	5,334	10,183	14,873	44,579
Interest expense	(811,782)	(1,024,462)	(2,664,993)	(3,142,952)
Other, net	—	(228)	(8,837)	(31)

Loss before provision for income taxes	(12,698,763)	(11,424,630)	(36,323,056)	(40,027,413)

Provision for income taxes

Net loss and comprehensive loss	$(12,698,763)	$(11,424,630)	$(36,323,056)	$(40,027,413)

Basic and diluted net loss per share	$(0.08)	$(0.08)	$(0.23)	$(0.29)

Basic and diluted weighted average number of common shares outstanding	166,016,719	145,244,796	157,574,373	140,388,237